FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE
OF REAL PROPERTY AND ESCROW INSTRUCTIONS

THIS FIRSTAMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS is made and entered into as of the 3rd day of December, 2007, by and between NNN WOODSIDE, LLC, a Delaware limited liability company (hereinafter referred to as “Buyer”) and NNN VF WOODSIDE CORPORATE PARK, LLC, a Delaware limited liability company (hereinafter referred to as “Seller”).

RECITALS:

A. Seller and Buyer entered into that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions dated as of October 19, 2007 (the “Agreement”).

B. Buyer and Seller hereby desire to amend the Agreement as set forth below.

NOW, THEREFORE, for and in consideration of ‘the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, Seller and Buyer hereby agree as follows:

1. Section 2 of the Agreement is hereby modified such that the Purchase Price of the Property shall be Thirty-One Million Seven Hundred Thousand and No/100 Dollars ($31,700,000.00).

2. Section 10.1.5(a) is hereby deleted and replaced with the following: “Total rent due from the State of Oregon shall be at the rate of at least Twenty and 13/100 Dollars per square foot per year ($20.13/sf) with annual escalations; and”.

3. Reference to “December 31, 2007” in Section 10.1.5 of the Agreement shall be deleted and replaced with “January 15, 2008”

4. Except as expressly modified herein, the Agreement shall remain unmodified and in full force and effect.

5. Capitalized terms not defined herein shall have the same meaning as in the Agreement.

6. Seller and Buyer agree that this First Amendment may be transmitted between them by facsimile machine or email. The Seller and Buyer intend that faxed or emailed signatures shall constitute original signatures and that a faxed or emailed version of this First Amendment containing the signature (original, faxed or emailed) of Seller and Buyer shall be counterparts, each of which will constitute an original and all of which shall comprise the entire First Amendment.

IN WITNESS WHEREOF, Buyer and Seller have caused this First Amendment to Purchase and Sale of Real Property and Escrow Instructions to be executed as of the day and year first above written.

SELLER:

NNN VF WOODSIDE CORPORATE PARK, LLC
a Delaware limited liability company

By:	Triple Net Properties, LLC
a Virginia limited liability company
Its:	Manager
	By: Name: Title:	/s/ Richard Hutton Richard Hutton Executive Vice President

BUYER:

NNN WOODSIDE, LLC
a Delaware limited liability company

By:	Triple Net Properties, LLC
a Virginia limited liability company
Its:	Manager
	By:	/s/ Andrea R. Biller
Name: Andrea R. Biller Title: Executive Vice President Name: Andrea R. Biller

Title:	Executive Vice President